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                                   EXHIBIT 21

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    LIST OF SUBSIDIARIES AT DECEMBER 27, 2003

                                                                                              PERCENT OF VOTING
                                                            STATE OF OTHER JURISDICTION        SECURITIES OWNED
                        PARENT                                   OF INCORPORATION                  BY PARENT
                                                            ---------------------------       -----------------
Escalade, Incorporated                                                Indiana

Subsidiaries
     Indian Industries, Inc. (1)                                      Indiana                        100%
     U.S. Weight, Inc. (1)                                            Illinois                       100%
     Harvard Sports, Inc. (1)                                        California                      100%
     Harvard California, S. DE R.L. C.V. (1)                        B.C. Mexico                      100%
     Bear Archery, Inc. (1)                                           Florida                        100%
     Martin Yale Industries, Inc. (1)                                 Indiana                        100%
     Productos Maestros de Oficiina, S.A. DE C.V. (1)               B.C. Mexico                      100%
     Schleicher & Co. America (1)                                  North Carolina                    100%
     Martin Yale International, GmbH (1)                              Germany                        100%
     Olympia Business Systems (1)                                  North Carolina                    100%
     Martin Yale International SARL (1)                                France                        100%
     Martin Yale International Ltd (1)                                England                        100%
     Taros Trading, GmbH (1)                                          Germany                        100%
     Indian-Martin AG (1)                                           Switzerland                      100%
     Indian-Martin, Inc. (1)                                           Nevada                        100%
     EIM Company, Inc. (1)                                             Nevada                        100%
     SOP Services, Inc. (1)                                            Nevada                        100%

(1) Each subsidiary company so designated has been included in Consolidated Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.


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